________________, 2005

Roth Capital Partners, LLC

405 Lexington Ave.

New York, New York 10174

Re:	Healthcare Acquisition Corp.

Gentlemen:

This letter will confirm the agreement of the undersigned to purchase warrants (“Warrants”) of Echo Healthcare Acquisition Corp. (the “Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein.  Each Unit is comprised of one share of common stock, par value $.0001 per share, of the Company (the “Common Stock”) and one Warrant to purchase one share of Common Stock.  The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company’s IPO unless Roth Capital Partners, LLC (“Roth”) informs the Company of its decision to allow earlier separate trading.

The undersigned agrees that this letter agreement constitutes an irrevocable order for Roth to purchase for the undersigned’s account within the forty trading day period commencing on the date separate trading of the Warrants commences (“Separation Date”) up to $750,000 of Warrants in the open market at market prices not to exceed $1.20 per Warrant (“Maximum Warrant Purchase”).  Roth (or such other broker dealer(s) as Roth may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the forty trading day period commencing on the Separation Date.  Roth further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

The undersigned may notify Roth that all or part of the Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to Roth by the undersigned (such affiliate or other person or entity, a “Designee”)) who (or which) has an account at Roth and, in such event, Roth will make such purchase on behalf of said Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the Designee fails to make such payment.

The undersigned agrees that neither the undersigned nor any Designee shall sell or transfer the Warrants until the earlier of the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination involving the Company, as described in the final prospectus for the Company’s IPO, and acknowledges that, at the option of Roth, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

This letter agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware, with regard to the conflicts of laws principals thereof. This Agreement shall be binding upon the undersigned and the heirs, successors and assigns of the undersigned.

Sincerely,

Joel Kanter